Exhibit 16



                              Smith
                                &
                             Company

    A Professional Corporation of Certified Public Accountants





November 2, 2001

SECPS Letter File
U.S. Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington, DC 20549

RE:   Bingham Canyon Corporation
      SEC File No.  000-31549


Ladies and Gentlemen:

We were previously principal accountants for Bingham Canyon Corporation, and on February 7, 2001 we reported on the financial statements of Galaxy Specialties, Inc. as of December 31, 2000 and 1999, and for the two years ended December 31, 2000 and 1999. On October 30, 2001, we were dismissed as principal accountants. We have read Item 4 of the 8-K dated October 30, 2001, for Bingham Canyon Corporation and agree with the statement contained therein regarding Smith & Company.


Very truly yours,

Smith & Company



By: __/s/ Roger B. Kennard
      ______________________
        Roger B.  Kennard



  10 West 100 South, Suite 700 * Salt Lake City, Utah 84101-1554
       Telephone (801) 575-8297 * Facsimile (801) 575-8306